                                                                    EXHIBIT 10.2


                               SERVICE AGREEMENT
                                RATE SCHEDULE FS


BETWEEN:


                 NOVA Corporation of Alberta, a body corporate having an office in the City of Calgary, in the Province of Alberta (hereinafter referred to as "Company")

                                    - and -

                 Pacific Gas and Electric Company, a body corporate having an office in the City of Calgary in the Province of Alberta (hereinafter referred to as "Customer")

IN CONSIDERATION of the premises and the covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1. Customer acknowledges receipt of a current copy of Company's Gas Transportation Tariff (the "Tariff").

2. The terms used herein shall have the same meanings as are ascribed to corresponding terms in the General Terms and Conditions contained in the Tariff, unless otherwise defined herein.

3. Customer hereby requests, and Company agrees to provide, Service pursuant to Rate Schedule FS in accordance with the attached Schedules of Service, such Service to commence on the Billing Commencement Date and to terminate, subject to the provisions hereof, on the Service Termination Date. Company shall include on Customer's Index of Service for Rate Schedule FS the Service to be provided hereunder and Customer agrees to acknowledge such Index of Service from time to time at Company's request.

4. Customer agrees to pay the rates, tolls and charges fixed or varied by Company, from time to time, in respect of each month, and portion thereof, that Service is rendered hereunder.

5. Customer shall provide such assurances and information as Company may reasonably require respecting any Service to be provided pursuant to this Rate Schedule FS including, without limiting the generality of the foregoing, an assurance that necessary arrangements have been made among Customer, producers of gas for Customer, purchasers of gas from Customer and any other Person relating to such Service, including all gas purchase, gas sale, operating, processing and common stream arrangements. Further, at Company's request Customer shall provide Company with an assurance that Customer has provided the Person operating facilities upstream of any Receipt Point in respect of which Customer has the right to receive Service with all authorizations necessary to enable such Person to provide Company with all data and information reasonably requested by Company for the purpose of allocating volumes of gas delivered to Company among Company's Customers and to bind Customer in respect of all such data and information provided. If Customer fails to provide such assurances and information forthwith following request by Company, from time to time, Company may at its option, to be exercised by notice to Customer, suspend the Service to which such assurances and information relate until such time as Customer provides the assurances and information requested, provided however that any such suspension of Service shall not relieve Customer from any obligation to pay any minimum charge, demand charge, basic charge, Surcharge, or any other charge payable to Company.

6. Customer acknowledges that the Facilities have been designed to provide for the transportation of the aggregate gas supply that is forecast to be received at Receipt Points on the NOVA system, as described each year in NOVA's Annual Plan, and that interruption and curtailment of Service may occur if the aggregate gas supply actually received at such Receipt Points is greater than forecast.

7. Every notice, request, demand, statement or bill provided for in Rate Schedule FS, this Service Agreement and the General Terms and Conditions, or any notice which either Company or Customer may desire to give to the other, shall be in writing and each of them and every payment provided for shall be directed to the Person to whom given, made or delivered at such Person's address as follows:

         Customer:

                 Pacific Gas and Electric Company
                 Rm. 1611, 77 Beale Street
                 Gas Services Department, B16A
                 P.O. Box 770000
                 San Francisco, California  USA
                 94177

                 Attention:    Mr. H. O. LaFlash
                               Manager, Gas Services
                 Fax:     (415) 942-6002

         Company:

                 NOVA Corporation of Alberta
                 P.O. Box 2535, Station "M"
                 801 Seventh Avenue, S.W.
                 Calgary, Alberta
                 T2P 2N6
                 Attention:     Vice President for Customer Service
                 Transportation Services FAX:  (403) 290-6370

         Any notice may be given by personal delivery or by mailing the same, postage pre-paid, in an envelope properly addressed to the Person to whom the notice is to be given and shall be deemed to be given four
         (4) business days after the mailing thereof, Saturdays, Sundays and statutory holidays excepted. Any notice may also be given by pre-paid telegram, fax, or other telecommunication addressed to the Person to whom such notice is to be given at such Person's address for notice as set forth above, and any notice so given shall be deemed to have been given twenty-four (24) hours after transmission of same, Saturdays, Sundays and statutory holidays excepted. Any notice may also be given by telephone followed immediately by letter, fax, telegram or other telecommunication and any notice so given shall be deemed to have been given as of the date and time of the telephone notice. In the event of disruption of regular mail every payment shall be personally delivered and every notice, request, demand, statement or bill shall be given by one of the alternative means set out herein.

8. The terms and conditions of Rate Schedule FS and the General Terms and Conditions are by this reference incorporated into and made a part of this Service Agreement. Notwithstanding anything contained herein, the terms and conditions hereof shall be subject to the terms and conditions contained in Rate Schedule FS and the provisions of the General Terms and Conditions.

IN WITNESS WHEREOF the parties hereto have executed this Service Agreement by their proper signing officers duly authorized in that behalf all as of the first of October, 1993.

Pacific Gas and Electric                           NOVA Corporation
Company                                            of Alberta



Per:  Daniel Thomas                                Per:  R. A. Green



Per:_______________                                Per:  Klaus Exner

[NOVA LOGO]                                                               Page 1

                                RATE SCHEDULE FS

1.       DEFINITIONS

         The terms used herein shall have the same meanings as are ascribed to corresponding terms in the General Terms and Conditions unless otherwise defined herein.

2.       AVAILABILITY

         Service under Rate Schedule FS is available to any Customer requiring firm Service for the transportation of natural gas within Alberta involving the receipt of quantities of gas at designated Receipt Points and the delivery of such quantities of gas at designated Delivery Points provided that Customer has executed a Service Agreement, or Schedule of Service in relation thereto, for Service under this Rate Schedule FS.

3.       SERVICE DESCRIPTION

         Subject to the terms and conditions applicable to Service under this Rate Schedule FS, Service hereunder shall consist of:

         (i)     the receipt of gas from Customer at Customer's Receipt Points;

         (ii)    the transportation of gas through the Facilities; and

         (iii)   the delivery of gas to Customer at Customer's Delivery Points.





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                               Page 2

4.       CHARGE FOR SERVICE

4.1      ANNUAL FS COST OF SERVICE

         Prior to December 31 in each calendar year Company shall prepare an estimate of the Total Cost of Service for the following calendar year. Such estimate of the Total Cost of Service, less an amount equal to the revenue Company estimates it will receive in such following calendar year from all Customers forecast to receive Service under all Rate Schedules, other than Rate Schedule FS, shall be referred to in this paragraph 4 as the "Estimated Annual FS Cost of Service". The estimate of the costs and expenses for lubricants, Gas Used, Gas Lost and the variable component of compressor station operating costs included in the Estimated Annual FS Cost of Service shall be referred to in this paragraph 4 as the "Variable Component". Estimated Annual FS Cost of Service less the Variable Component shall be referred to in this paragraph 4 as the "Fixed Component".

4.2      MONTHLY DEMAND CHARGE

4.2.1    FS DEMAND RATE

         Prior to December 31 in each calendar year Company shall calculate what in this paragraph 4 shall be referred to as the "FS Demand Rate" which shall be used in the calculation of Customer's monthly demand charge for each Billing Month in the following calendar year. The FS Demand Rate shall be calculated by the application of the following formula:

         FDR =   (FC / A)   1
                           ---
                            12

         where:





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                               Page 3

         "FDR"   is the FS Demand Rate;

         "FC"    is the Fixed Component; and

         "A" is Company's forecast for the following calendar year of the aggregate of the Receipt Point Contract Demand Quantities and Export Delivery Point Contract Demand Quantities, for all Customers receiving Service under Rate Schedule FS, less the quotient obtained when Company's forecast for such following calendar year of Gas Used and Gas Lost is divided by 365.

4.2.2    CUSTOMER'S MONTHLY DEMAND CHARGE

         Customer's monthly demand charge for a Billing Month for Service under Rate Schedule FS shall be calculated by the application of the following formula:

         MDC = FDR x B

         where:

         "MDC" is the Customer's monthly demand charge;

         "FDR" is the FS Demand Rate; and

         "B"     is the difference between:

                 (i) the quotient obtained when the aggregate of the products obtained, where each Receipt Point Contract Demand Quantity and Export Delivery Point Contract Demand Quantity in effect for such Customer in such Billing Month in respect of this Rate Schedule FS is multiplied by the number of Days in such Billing Month that the Receipt Point Contract Demand





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                               Page 4

                          Quantity or Export Delivery Point Contract Demand Quantity was in effect, is divided by the number of Days in such Billing Month; and

                 (ii) the quotient obtained when the volume of gas allocated to such Customer in the month preceding such Billing Month for Gas Used and Gas Lost, in respect of this Rate Schedule FS, is divided by the number of Days in the month preceding such Billing Month.

4.3      MONTHLY COMMODITY CHARGE

4.3.1    FS COMMODITY RATE

         Prior to December 31 in each calendar year Company shall calculate what in this paragraph 4 shall be referred to as the "FS Commodity Rate" which shall be used in the calculation of Customer's monthly commodity charge for each Billing Month in the following calendar year. The FS Commodity Rate shall be calculated by the application of the following formula:

         FS CR = VC / C

         where:

         "FS CR" is the FS Commodity Rate;

         "VC"             is the annual Variable Component; and

         "C" is Company's forecast of the aggregate volume of gas to be received by Company from all Customers receiving Service under Rate Schedule FS in such following calendar year, less Company's forecast for the following





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                               Page 5

                          calendar year of Gas Used and Gas Lost to be allocated to Customers receiving Service under this Rate Schedule FS.

4.3.2    CUSTOMER'S MONTHLY COMMODITY CHARGE

         Customer's monthly commodity charge for a Billing Month for a Customer receiving Service under Rate Schedule FS shall be calculated by the application of the following formula:

         MCC = (FS CR) D

         where:

         "MCC"   is the Customer's monthly commodity charge;

         "FS CR" is the FS Commodity Rate; and

         "D"     is the lesser of:

         (i) the aggregate volume of gas received by Company from such Customer for transportation under Rate Schedules FS, IT-1 and IT-2 in the month preceding such Billing Month; and

         (ii) the aggregate of the products obtained where each Receipt Point Contact Demand Quantity in effect for such Customer under this Rate Schedule FS, in the month preceding such Billing Month, is multiplied by the number of days in the month the Receipt Point Contract Demand Quantity was in effect, less, in the case of (i), the volume of gas allocated to such Customer in the month preceding the Billing Month for Gas Used and Gas Lost in respect of Rate Schedules





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                               Page 6

         FS, IT-1 and IT-2 and less, in the case of (ii), the volume of gas allocated to such Customer in the month preceding its Billing Month for Gas Used and Gas Lost in respect of Rate Schedule FS.

4.4      SURCHARGE

         The Surcharge, under this Rate Schedule FS, applicable to each Receipt Point for any Billing Month shall be the charge set forth opposite such Receipt Point in the column under the heading "Surcharge" in the Index of Service for Rate Schedule FS.

4.5      CHARGE FOR OVER-RUN GAS

4.5.1 In the event that Company determines in respect of a Billing Month that Customer has tendered for transportation, and Company has transported for Customer, in the month preceding such Billing Month, a volume of gas at any Receipt Point in excess of the aggregate of the products obtained when each of the Maximum Daily Receipt Volumes in effect for Customer in respect of this Rate Schedule FS, in the month preceding such Billing Month, is multiplied by the number of Days in such month that such Maximum Daily Receipt Volume was in effect, Customer shall pay to Company an amount equal to the product of a volume equal to such excess and:

         (i) the rate applicable to Service under Rate Schedule IT-1 if Customer has a Service Agreement under Rate Schedule IT-1 applicable to such Receipt Point; or

         (ii) the rate applicable to Service under Rate Schedule IT-2 if Customer does not have a Service Agreement under Rate Schedule IT-1 applicable to such Receipt Point.

4.5.2 In the event that Company determines in respect of a Billing Month that Company has delivered to Customer, in the month preceding such Billing Month, a volume of gas at





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                               Page 7

         any Export Delivery Point in excess of the aggregate of the products obtained when each of the Export Delivery Point Contract Demand Quantities in effect for Customer in respect of this Rate Schedule FS, in the month preceding such Billing Month, is multiplied by the number of Days in such month that such Export Delivery Point Demand Quantity was in effect, Customer shall pay to Company an amount equal to the product of a volume equal to such excess and the rate applicable to Service under Rate Schedule IT-2.

4.5.3 The calculation of Customer's charge for Over-Run Gas under this subparagraph 4.5 shall not take into account Customer's inventory position for the month preceding the Billing Month.

4.6      MONTHLY BILLING ADJUSTMENT

         Each month Company shall calculate the difference, in this subparagraph 4.6 referred to as the "difference", between the aggregate amount billed in respect of the Billing Month, excluding any adjustment pursuant to this subparagraph 4.6, in this subparagraph 4.6 referred to as the "amount billed", to all Customers receiving Service under Rate Schedules FS, IT-1 and IT-2 in the Billing Month and the actual Transportation Cost of Service for the Billing Month, in this subparagraph 4.6 referred to as the "amount incurred". The difference shall be allocated to each Customer receiving Service under Rate Schedule FS in the Billing Month in an amount equal to the product of the difference and a fraction the numerator of which is the sum of the products of each of Customer's Receipt Point Contract Demand Quantities and Export Delivery Point Contract Demand Quantities under this Rate Schedule FS and the number of Days in the Billing Month that each such Receipt Point Contract Demand Quantity and Export Delivery Point Contract Demand Quantity was in effect and the denominator of which is the sum of the products for all Customer's Receipt Point Contract Demand Quantities and Export Delivery Point Contract Demand Quantities under this Rate Schedule FS and the number of Days in the Billing Month that each such Receipt Point Contract





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                               Page 8

         Demand Quantity and Export Delivery Point Contract Demand Quantity was in effect. If the amount billed exceeds the amount incurred the allocated portion of the difference shall be a credit to Customer's bill and if the amount billed is less than the amount incurred the allocated portion of the difference shall be added to Customer's bill.

4.7      AGGREGATE CHARGE FOR SERVICE

         Customer shall pay in respect of each Billing Month the sum of the amounts calculated for the Billing Month in accordance with subparagraphs 4.2.2, 4.3.2, 4.4 and 4.5, such sum to be adjusted as provided for in subparagraph 4.6.

4.8      ALLOCATION OF GAS RECEIVED

         Notwithstanding any other provision of this Rate Schedule, any Service Agreement or the General Terms and Conditions of this Tariff, and without regard to how gas may have been nominated, the aggregate volume of gas received from Customer at a Receipt Point shall be allocated for billing purposes first to Service to Customer under Rate Schedule FS to a maximum of such Customer's Maximum Daily Receipt Volume for such Receipt Point under Rate Schedule FS, then to Service to Customer under Rate Schedule IT-1 to a maximum of such Customer's Maximum Daily Receipt Volume for such Receipt Point under Rate
         Schedule IT-1 and finally to Service to Customer under Rate Schedule IT-2 to a maximum of such Customer's Maximum Daily Receipt Volume for such Receipt Point under Rate Schedule IT-2.

4.9      ALLOCATION OF GAS DELIVERED

         Notwithstanding any other provision of this Rate Schedule, any Service Agreement or the General Terms and Conditions of this Tariff, and without regard to how gas may have been nominated, the aggregate volume of gas delivered to Customer at a Delivery Point shall be allocated for billing purposes first to Service to Customer under Rate Schedule





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                               Page 9

         FS to a maximum of such Customer's Maximum Daily Delivery Volume for such Delivery Point under Rate Schedule FS and then to Service to Customer under Rate Schedule IT-2.

5.       TERM OF SERVICE AGREEMENT

5.1 The term of a Service Agreement under Rate Schedule FS shall be equal to the greater of any Receipt Point Obligation or Delivery Point Obligation applicable to Service under such Service Agreement.

5.2 The Receipt Point Obligation for Service at any Receipt Point shall be a period equal to:

         (i) a minimum of twelve (12) consecutive months where no new Facilities are required to be constructed at any Receipt Point to provide the Service requested; or

         (ii) the number of years of Service Company calculates is necessary in order that the cumulative present value forecast of revenue in respect of the new Facilities required at any Receipt Point for the Service requested equals the cumulative present value cost of service in respect of the Service requested, provided that if the number of years calculated exceeds fifteen (15) years the term shall be fixed at fifteen (15) years and a Surcharge calculated by Company shall be applied in respect of such Service, and provided further that Company shall perform the foregoing calculation in respect of the new Facilities constructed at any Receipt Point whenever another Customer commences to use the new Facilities for Service under Rate Schedule FS and prior to the commencement of each year of Service and Company shall adjust Customer's Surcharge in accordance with the result of such calculation.





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                              Page 10

5.3 The Delivery Point Obligation for Service at any Delivery Point shall be a period equal to:

         (i) a minimum of twelve (12) consecutive months where no new Facilities (other than any new Facilities at any Receipt Point) are required to be constructed to provide the Service requested; or

         (ii) a minimum of fifteen (15) consecutive years, or such other minimum period that Company agrees to, where new Facilities (other than new Facilities at any Receipt Point) are required to be constructed to provide the Service requested.

6.       TRANSPORTATION DURING TEST PERIODS

         Provided that Customer has first satisfied Company that it is a requirement under the terms of a gas purchase contract that Customer tender to Company for the purpose of a test a volume of gas at a Receipt Point in excess of Customer's Maximum Daily Receipt Volume for such Receipt Point, and provided further that Company has determined in its sole judgement that it can receive and transport such volume for such period without adversely affecting the operation of the Facilities or Service to any other Customer receiving Service under this Rate Schedule FS, Customer may tender, for a month once in any calendar year, such volume and Company will receive and transport such volume pursuant to the terms and conditions applicable to this Rate Schedule FS and the rate applicable to Service under Rate Schedule IT-2 shall apply to such volumes. Notwithstanding the provisions of this paragraph, Company may interrupt or terminate the test at any time during the test period.





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                              Page 11

7.       STORAGE

         In the event that Customer makes use of any gas storage facility which is not part of the Facilities in connection with the Service received by Customer under Rate Schedule FS, Customer undertakes to cause the operator of every such gas storage facility to provide to Company, when requested by Company, the following information:

         (i) the cumulative total of the volume of gas delivered from the Facilities into such storage facility for Customer; and

         (ii) the cumulative total of the volume of gas delivered from such storage facility into the Facilities for Customer.

         If the operator of a gas storage facility fails to provide Company with the information requested with respect to any month within the time provided by Company for a response to Company's request, the volume of gas delivered from such gas storage facility to the Facilities for Customer for such month shall be deemed to have been transported for Customer from the gas storage facility to the Delivery Point under Rate Schedule IT-1 and the rate applicable to Service under Rate Schedule IT-1 shall apply to such volume of gas.

8.       RELIEF

         If Customer desires relief from its obligation to pay all or any portion of its charges under Rate Schedule FS which are based on Customer's Receipt Point Contract Demand Quantity or Export Delivery Point Contract Demand Quantity Customer shall notify Company of its request for relief specifying the particular Receipt Point or Delivery Point and the Receipt Point Contract Demand Quantity or Export Delivery Point Contract Demand Quantity available to any other Person who requires Service under Rate Schedule FS. Company assumes no obligation to find any Person to assume the Receipt Point Contract Demand Quantity or Export Delivery Point Contract Demand Quantity Customer proposes to make available. If after notice is given to Company a Person is found who agrees to assume the





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                              Page 12

         Receipt Point Contract Demand Quantity or Export Delivery Point Contract Demand Quantity Customer proposes to make available, together with any applicable Surcharge, Company may grant relief to Customer, on terms and conditions satisfactory to Company, by reducing Customer's Receipt Point Contract Demand Quantity or Export Delivery Point Contract Demand Quantity specified with respect to the particular Receipt Point or Delivery Point by an amount equal to the Receipt Point Contract Demand Quantity or Export Delivery Point Contract Demand Quantity specified in a Service Agreement or in a Schedule of Service, as the case may be, executed by Company and such Person. Notwithstanding any granting of relief by Company, Customer shall at Company's sole option either:

         (i) continue to pay any Surcharge until the Service Termination Date as described in the applicable Index of Service (unless any other Person acceptable to Company has agreed to pay such Surcharge); or

         (ii) in the event that Company retires any Facilities required to provide such Service, pay to Company an amount, as determined by Company, equal to the net book value of such Facilities adjusted for all costs and expenses associated with such retirement.

9.       RELIEF FOR MAINLINE RESTRICTIONS

         Company may grant relief to a Customer entitled to Service under Rate Schedule FS in circumstances where Company determines that such Service can not be made available as a result of a capacity restriction within a mainline portion of the Facilities necessary to provide the Service. Company may from time to time determine the circumstances, if any, under which relief may be granted and the method of calculating such relief.





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                              Page 13

10.      TRANSFER OF FIRM SERVICE BETWEEN RECEIPT POINTS

         If Customer desires to transfer all or any portion of any Service under Rate Schedule FS from one Receipt Point to another Receipt Point, Customer shall notify Company of its request for such transfer specifying the particular Receipt Points and the Service that Customer wishes to transfer. Company is under no obligation to permit the transfer requested, but may permit such transfer if Company determines that sufficient capacity for Service under Rate Schedule FS exists within the Facilities required to provide the Service requested.

11.      DAILY INVENTORY TRANSFERS

         A Customer entitled to receive Service under Rate Schedule FS may transfer a quantity of gas that has been received by Company under a Service Agreement for Rate Schedule FS on Customer's behalf into, but not delivered out of, the Facilities (the quantity of gas that has been received into but not delivered out of the Facilities being referred to in this paragraph as "inventory") to any other Customer entitled to receive Service. Customer's transfer of inventory to another Customer shall be subject to procedures established by Company from time to time respecting daily inventory transfers.

12.      EXTENSION OF SERVICE

         Provided that Customer shall have given Company notice advising Company that Customer desires to extend the term of any Service provided to Customer under this Rate Schedule FS for the period of time specified in such notice at least three (3) months prior to the expiry of the current term for which Company had agreed to provide such Service, Customer shall be entitled to an extension of such Service and Company and Customer shall forthwith execute an extension agreement for such term and in such form as Company may prescribe from time to time.





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                              Page 14

13.      APPLICATION FOR SERVICE

         Applications for Service under this Rate Schedule FS shall be in such form as Company may prescribe from time to time.

14.      GENERAL TERMS AND CONDITIONS

         The General Terms and Conditions of this Tariff and the provisions of any Service Agreement for Service under Rate Schedule FS are applicable to Rate Schedule FS to the extent that such terms and conditions and provisions are not inconsistent with this Rate Schedule.





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                              Page 15





                              PAGES 22 THROUGH 29
                         RESERVED FOR FUTURE REVISIONS
                              TO RATE SCHEDULE FS





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 120


                          GENERAL TERMS AND CONDITIONS

         ARTICLE                TITLE                                                PAGE
         1                Definitions                                                121
         2                Measuring Equipment                                        140
         3                Quality of Gas                                             143
         4                Measurement                                                146
         5                Billing and Payment                                        148
         6                Possession and Control                                     151
         7                Pressures of Gas                                           152
         8                Gas Used, Gas Lost and Measurement Variance                153
         9                Delivery Obligation                                        155
         10               Financial Information and Security                         157
         11               Interruptions and Curtailments                             158
         12               Force Majeure                                              159
         13               Indemnification                                            162
         14               Exchange of Information                                    163
         15               Miscellaneous Provisions                                   164





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 121

                          GENERAL TERMS AND CONDITIONS

1.0      DEFINITIONS

         The following terms and abbreviations, when used in these General Terms and Conditions, the Rate Schedules and the Service Agreements, shall have the following meanings ascribed thereto:

1.1 The term "Act" shall mean the NOVA Corporation of Alberta Act, being Chapter N-12 of the Revised Statutes of Alberta, 1980, as amended.

1.2      The term "Billing Commencement Date" shall mean the earlier of:

         (a)     the Ready for Service Date; and

         (b) the date Company commences to provide Service to Customer pursuant to a Service Agreement.

1.3 The term "Billing Month" shall mean that month which immediately precedes the month in which Company is required to send a bill for Service.

1.4      The term "Company" shall mean NOVA Corporation of Alberta.

1.5 The term "Cubic Metre of Gas" shall mean that quantity of gas which, at a temperature of fifteen (15) degrees Celsius and at an absolute pressure of one hundred one and three hundred twenty-five thousandths kilopascals (101.325 kPa) occupies one cubic metre.

1.6 The term "Customer" shall mean any Person named as a Customer in an Index of Service or Schedule of Service.





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 122

1.7 The term "Customer's Inventory" shall mean, in respect of the Billing Month, the aggregate of the amounts for all months from and including the month Customer first commenced to receive Service from Company under any agreement with Company to and including the Billing Month, where such amount is determined each month in accordance with the following formula:

         INV = (A + B + C) - (D + E + F)

         where:

         "INV"   is Customer's Inventory for the Billing Month;

         "A" is the energy equivalent of the volume of gas delivered by Customer to Company in the month at all of Customer's Receipt Points;

         "B"     is the Line Pack Gas at the beginning of the month;

         "C" is the share of Measurement Variance, expressed as an energy equivalent, apportioned to Customer for the month;

         "D" is the energy equivalent of the volume of gas delivered by Company to Customer in the month at all of Customer's Delivery Points;

         "E"     is the Line Pack Gas at the end of the month; and

         "F" is the share of the aggregate of the Gas Used and Gas Lost, expressed as an energy equivalent, apportioned to Customer in the month.

1.8 The term "Day" shall mean a period of twenty-four (24) consecutive hours, beginning and ending at eight hours (08:00) Mountain Standard Time.





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
[NOVA LOGO]                                                             Page 123

1.9 The term "Delivery Point" shall mean for each Customer the point at which gas is delivered within any of the geographical locations as set forth in the column under the heading "Delivery Point" in an Index of Service.

1.10 The term "Delivery Point Obligation" shall have the meaning attributed to it in paragraph 5.3 of Rate Schedule FS.

1.11 The Term "Export Delivery Point" shall mean any of the following Delivery Points where gas is delivered to a Customer for removal from the Province of Alberta:

                 Empress Border No. 1958
                 McNeill Border No. 6404
                 Alberta-British Columbia Border No. 2000
                 Alberta-Montana Border No. 2002
                 Gordondale Border No. 3886
                 Boundary Lake Border No. 3002
                 Cold Lake Border No. 1417
                 Unity Border No. 1250

1.12 The Term "Export Delivery Point Contract Demand Quantity" shall mean, relative to a Customer and in respect to an Export Delivery Point, Customer's Maximum Daily Delivery Volume applicable to such Export Delivery Point;

1.13 The term "Facilities" shall mean Company's pipelines and other facilities or any part or parts thereof for the gathering, treating, transporting, storing, distributing, exchanging, handling or delivery of any gas.

1.14 The term "FS Commodity Rate" shall have the meaning attributed to it in paragraph 4.3.1 of Rate Schedule FS.





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 124

1.15 The term "FS Demand Rate" shall have the meaning attributed to it in paragraph 4.2.1 of Rate Schedule FS.

1.16 The term "Gas" or "gas" shall mean all natural gas both before and after it has been subjected to any treatment or process by absorption, purification, scrubbing or otherwise, and includes all fluid hydrocarbons other than hydrocarbons that can be recovered from a pool in liquid form by ordinary production methods.

1.17 The term "GIA" shall mean the Electricity and Gas Inspection Act, being Chapter E-4 of the Revised Statutes of Canada, 1985, as amended, and all applicable regulations issued pursuant thereto.

1.18 The term "Gas Lost" shall mean for any period that volume of gas determined by Company to be the total volume of gas lost as a result of a rupture or disaster.

1.19 The term "Gas Used" shall mean for any period that volume of gas determined by Company to be the total volume of gas used by Company in the operation, the maintenance and the construction of Facilities.

1.20 The term "Gas Year" shall mean a period of time beginning at eight hours (08:00) Mountain Standard Time on the first day of November in any year and ending at eight hours (08:00) Mountain Standard Time on the first day of November of the next year.

1.21 The term "Gross Heating Value" shall mean the total megajoules obtained by complete combustion of one cubic metre of gas with air, the gas to be free of all water vapour and the gas, air and products of combustion to be at standard conditions of fifteen (15) degrees Celsius and one hundred one and three hundred twenty-five thousandths (101.325) kPa and all water vapour formed by the combustion reaction condensed to the liquid state.





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 125

1.22 The term "Index of Service" shall mean the schedule identified as the "Index of Service" for each Customer attached to and forming part of each Rate Schedule, as such Rate Schedules may be varied from time to time by Company.

1.23 The term "kPa" shall mean kilopascals of pressure (gauge) unless otherwise specified.

1.24 The term "Line Pack Gas" shall mean at any point in time that volume of gas determined by Company to be the total volume of gas contained in the Facilities.

1.25 The term "Maximum Daily Delivery Volume" shall mean relative to a Delivery Point the maximum volume of gas Company may be required to deliver to Customer at such Delivery Point on any Day, as set forth in the column under the heading "Maximum Daily Delivery Volume" in an Index of Service or Schedule of Service.

1.26 The term "Maximum Daily Receipt Volume" shall mean relative to a Receipt Point the maximum volume of gas Company may be required to receive from Customer at such Receipt Point on any Day, as set forth in the column under the heading "Maximum Daily Receipt Volume" in an Index of Service or Schedule of Service.

1.27 The term "Maximum Delivery Pressure" shall mean relative to a Delivery Point the maximum pressure at which Company may deliver gas to Customer, as set forth in the column under the heading "Maximum Delivery Pressure" in such Customer's Index of Service on Schedule of Service.

1.28 The term "Maximum Receipt Pressure" shall mean relative to a Receipt Point the maximum pressure at which Company may require Customer to deliver gas, as set forth in the column under the heading "Maximum Receipt Pressure" in an Index of Service or Schedule of Service.

1.29 The term "Measurement Variance" shall mean, for any period, after taking into account





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 126

         any adjustment made in accordance with the provisions of paragraph 2.6 of these General Terms and Conditions, the result obtained by applying the following formula:

         MV = (A + B + C) - (D + E)

         where:

         "MV"    is the Measurement Variance;

         "A" is the volume of gas determined by Company to have been delivered to all Customers during the period;

         "B" is the aggregate of the Gas Lost and Gas Used during the period;

         "C"     is the Line Pack Gas at the end of the period;

         "D" is the volume of gas determined by Company to have been received from all Customers during the period; and

         "E"     is Line Pack Gas at the beginning of the period;

1.30 The term "Month" or "month" shall mean a period of time beginning at eight hours (08:00) Mountain Standard Time on the first day of a calendar month and ending at eight hours (08:00) Mountain Standard Time on the first day of the next calendar month.

1.31 The term "Over-Run Gas" shall mean, in respect of a Customer in a month, the aggregate volume of gas for which an amount for over-run gas is payable by Customer in the Billing Month.

1.32 The term "Person" shall mean and include Company, a Customer, a corporation, a





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 127

         company, a partnership, an association, a joint venture, a trust, an unincorporated organization, a government, or department of a government or a section, branch, or division of a department of a government.

1.33 The term "Prime Rate" shall mean the rate of interest, expressed as an annual rate of interest, announced from time to time by the main branch of the Bank of Nova Scotia, Calgary, Alberta as the reference rate then in effect for determining interest rates on Canadian dollar commercial loans in Canada.

1.34 The term "Rate Schedule" shall mean any of the schedules identified as a "Rate Schedule" included in the Tariff.

1.35 The term "Rates, Tolls and Other Charges" shall mean the rates, tolls and charges set forth in the Tariff and such other rates, tolls and other charges fixed or varied from time to time by Company pursuant to the provisions of the Act and any regulation in effect with respect thereto.

1.36 The term "Ready for Service Date" shall mean the Day designated as such by Company by written notice to Customer stating that Company has Facilities which are ready for and are capable of rendering the Service applied for.

1.37 The term "Receipt Point" shall mean for each Customer the point at which gas is received within any of the geographical locations as set forth in the column under the heading "Receipt Point" in an Index of Service.

1.38 The term "Receipt Point Contract Demand Quantity" shall mean, relative to a Customer and in respect of a Receipt Point, Customer's Maximum Daily Receipt Volume applicable to such Receipt Point.

1.39 The term "Receipt Point Obligation" shall have the meaning attributed to it in paragraph





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 128

         5.2 of Rate Schedule FS.

1.40 The term "Schedule of Service" shall mean the schedule attached to a Service Agreement for Service under any Rate Schedule and designated as "Schedule of Service".

1.41 The term "Service" shall mean and include the provision of Facilities, the use of Facilities or the provision and use of Facilities.

1.42 The term "Service Agreement" shall mean an agreement between Company and Customer respecting Service to be provided under any Rate Schedule.

1.43 The term "Service Termination Date" shall mean the Day upon which Service shall terminate, as set forth in a Schedule of Service or under the column under the heading "Service Termination Date" in an Index of Service.

1.44 The term "Surcharge" shall mean an amount set forth in the column under the heading "Surcharge" in an Index of Service or in a Schedule of Service.

1.45 The term "Tariff" shall mean this Gas Transportation Tariff, including the Rate Schedules, the Service Agreements and these General Terms and Conditions.

1.46 The term "Thousand Cubic Metres" or "10(3)m(3)" shall mean one thousand (1000) Cubic Metres of Gas.

1.47 The term "Total Cost of Service" shall mean, with respect to any period of time, the total for that period of sums determined by Company, on an actual or estimated basis, for its operating expenses, including gains or losses on foreign exchange, depreciation and amortization, return on Company's rate base and income taxes and any other kinds or types of taxes, for the gathering, treating, transporting, storing, distributing, commingling, exchanging, handling and delivering of gas carried by Company's Facilities or any part or





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 129

         parts thereof and for any service performed by Company in relation to the gathering, treating, transporting, storing, distributing, exchanging, handling or delivering of any gas.

1.48 The term "Transportation Cost of Service", which may be either an estimated or actual amount, shall mean, if estimated, the result obtained by deducting the aggregate revenues including Surcharges estimated for all Customers receiving Service under all Rate Schedules, other than Rate Schedules FS, IT-1 and IT-2, from the estimate of the Total Cost of Service or, if actual, the result obtained by deducting the aggregate amount including Surcharges billed to Customers receiving Service under all Rate Schedules, other than Rate Schedules FS, IT-1 and IT-2, from the actual Total Cost of Service.





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 130



                             PAGES 130 THROUGH 139
                         RESERVED FOR FUTURE REVISIONS
                                 TO DEFINITIONS



                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 140

2.0      MEASURING EQUIPMENT

2.1      INSTALLATION

         Company, at its option, shall furnish, install, maintain and operate all measuring equipment located at each Receipt Point, or Delivery Point or other point where gas is measured.

2.2      COMPLIANCE WITH STANDARDS

         Company may use such measuring equipment as it deems appropriate provided that all measuring equipment shall comply with all applicable requirements under the GIA.

2.3      CHECK MEASURING EQUIPMENT

         Customer may install and operate check measuring equipment provided that such equipment does not interfere with the operation of the Facilities.

2.4      PULSATION DAMPENING

         Customer shall provide or cause to be provided such pulsation dampening equipment as may be necessary to ensure that any facilities upstream of a Receipt Point do not interfere with the operation of the Facilities.

2.5      VERIFICATION

         The accuracy of Company's measuring equipment shall be tested and verified by Company at such intervals as may be appropriate for such equipment. Reasonable notice of the time and nature of each test shall be given to Customer to permit Customer to arrange for a representative to observe the test and any adjustments





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 141

         resulting from such test. If, after notice, Customer fails to have a representative present, the results of the test shall nevertheless be considered accurate.

2.6      CORRECTION

         If at any time any of the measuring equipment is found to be out of service or registering inaccurately with the result that a significant measurement error has occurred, such equipment shall be adjusted as soon as practicable to read as accurately as possible and the readings of such equipment shall be adjusted to correct for such significant error for a period definitely known or agreed upon, or if not known or agreed upon, one-half (1/2) of the elapsed time since the last test. The measurement during the appropriate period shall be determined by Company on the basis of the best data available using the most appropriate of the following methods:

         (a) by using the data recorded by any check measuring equipment if installed and accurately registering;

         (b) by making the appropriate correction if the deviation from the accurate reading is ascertainable by calibration test or mathematical calculation;

         (c)     by estimating based on producer measurements; or

         (d) by estimating based on deliveries under similar conditions during a period when the equipment was measuring accurately.

2.7      EXPENSE OF ADDITIONAL TESTS

         If Customer requests a test in addition to the tests provided for by paragraph 2.5 and if upon testing the deviation from the accurate reading is found to be less than two (2) percent, Customer shall bear the expense of the additional test.





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 142

2.8      INSPECTION OF EQUIPMENT AND RECORDS

         Company and Customer shall have the right to inspect measuring equipment installed or furnished by the other, and the charts and other measurement or test data of the other at all times during normal business hours upon reasonable notice, but the reading, calibration and adjustment of such equipment and the changing of the charts shall be done only by the Person installing and furnishing same.

2.9      QUALITY EQUIPMENT AND TESTS

         (a) Company may furnish, install, maintain and operate such equipment as it considers necessary to ensure that gas received by Company conforms to the quality requirements set forth in paragraph 3.0.

         (b) Company may establish and utilize such reasonable methods, procedures and equipment as Company determines are necessary in order to determine whether gas received by Company conforms with the quality requirements set forth in these General Terms and Conditions.





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 143

3.0      QUALITY OF GAS

3.1      QUALITY REQUIREMENTS

         The following quality requirements shall apply to all gas received at Receipt Points.

         Gas received at a Receipt Point:

         (a) shall be free, at the pressure and temperature in the Facilities at the Receipt Point, from sand, dust, gums, crude oil, contaminants, impurities or other objectionable substances which will render the gas unmerchantable, cause injury, cause damage to or interfere with the operation of the Facilities;

         (b) shall not have a hydrocarbon dew point in excess of minus ten (-10) degrees Celsius at operating pressures;

         (c) shall not contain more than twenty-three (23) milligrams of hydrogen sulphide per one (1) cubic metre;

         (d) shall not contain more than one hundred and fifteen (115) milligrams of total sulphur per one (1) cubic metre;

         (e) shall not contain more than two (2) percent by volume of carbon dioxide;

         (f) shall not contain more than sixty-five (65) milligrams of water vapour per one (1) cubic metre;

         (g) shall not have a water dew point in excess of minus ten (-10) degrees Celsius at operating pressures greater than eight thousand two hundred seventy five (8275) kPa;





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 144

         (h) shall not exceed forty-nine (49) degrees Celsius in temperature;

         (i) shall be as free of oxygen as practicable and shall not in any event contain more than four-tenths of one (0.4) percent by volume of oxygen; and

         (j)     shall have a Gross Heating Value of not less than thirty-six
                 (36) megajoules per cubic metre.

3.2      NONCONFORMING GAS

         (a) If gas received by Company fails at any time to conform with any of the quality requirements set forth in paragraph 3.1 above, then Company shall notify Customer of such failure and Company may, at Company's option, refuse to accept such gas pending the remedying of such failure to conform to quality requirements. If the failure to conform is not promptly remedied, Company may accept such gas and may take such steps as Company determines are necessary to ensure that such gas conforms with the quality requirements and Customer shall reimburse Company for any reasonable costs and expenses incurred by Company.

         (b) Notwithstanding paragraph 3.2 (a), if gas received by Company fails to conform to the quality requirements set forth in paragraph 3.1, Company may at its option immediately suspend the receipt of gas, provided however that any such suspension shall not relieve Customer from any obligation to pay any minimum charge, demand charge, basic charge, Surcharge or any other charge payable to Company.





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 145

3.3      QUALITY STANDARD OF GAS DELIVERED AT DELIVERY POINTS

         Gas which Company delivers at Delivery Points shall have the quality that results from gas having been transported and commingled in the Facilities.





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 146

4.0      MEASUREMENT

4.1      METHOD OF MEASUREMENT

         Company may make such measurements and calculations and use such procedures as it deems appropriate in determining volume, provided that the measurements and calculations made and the procedures used comply with any applicable requirements under the GIA.

4.2      UNIT OF MEASUREMENT

         The unit of volume for purposes of measurement hereunder shall be one thousand (1000) Cubic Metres of Gas.

4.3      ATMOSPHERIC PRESSURE

         For the purpose of measurement atmospheric pressure shall be determined by a recognized formula applied to the nearest one hundredth (0.01) kPa absolute and deemed to be constant at the time and location of measurement.

4.4      FLOWING TEMPERATURE

         The temperature of flowing gas shall be determined by means of a recording thermometer or other equipment appropriate for the determination of temperature.

4.5      DETERMINATION OF GAS CHARACTERISTICS

         The gas characteristics including, without limiting the generality of the foregoing, Gross Heating Value, relative density, nitrogen and carbon dioxide content of gas shall be





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 147

         determined by continuous recording equipment, laboratory equipment or through computer modelling.

4.6      EXCHANGE OF MEASUREMENT INFORMATION

         Company and Customer shall make available to the other, as soon as practicable following written request, all measurement and test charts, measurement data and measurement information pertaining to the Service being provided to Customer.

4.7      PRESERVATION OF MEASUREMENT RECORDS

         Company and Customer shall preserve all measurement test data, measurement charts and other similar records for a minimum period of six (6) years or such longer period as may be required by record retention rules of any duly constituted regulatory body having jurisdiction.





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 148

5.0      BILLING AND PAYMENT

5.1      BILLING

         On or before the twentieth (20th) day of each month, Company shall render a bill to Customer for Service rendered during the Billing Month. Customer shall furnish such information to Company as Company may require for billing on or before the twentieth (20th) day of the Billing Month.

5.2      PAYMENT

         Customer shall make payment to Company in Canadian dollars of its bill on or before the last day of the month following the Billing Month.

5.3      LATE BILLING

         If Company renders a bill after the twentieth (20th) day of a month, then the date for payment shall be that day which is ten (10) days after the day that such bill was rendered.

5.4      INTEREST ON UNPAID AMOUNTS

         Company shall have the right to charge interest on the unpaid portion of any bill commencing with the date payment was due and continuing until the date payment is actually made. The initial rate of interest to be charged by Company shall be the rate of interest which is two
         (2) percent over and above the Prime Rate in effect on the first day of the quarter during which such unpaid portion of the bill becomes due. The first day of a quarter during each year shall be deemed to be the first day of January, April, July and October, as the case may be. The rate of interest in effect during a prior quarter, with respect to any amounts owing in such prior quarter which remain outstanding in the





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 149

         following quarter, shall be adjusted effective the first day of the following quarter to the interest rate which is two (2) percent over and above the Prime Rate in effect on the first day of such following quarter.

5.5      ADJUSTMENT WHERE BILL ESTIMATED

         Information used for billing may be actual or estimated. If actual information necessary for billing is unavailable to Company sufficiently in advance of the twentieth (20th) day of the month to permit the use of such information in the preparation of a bill, Company shall use estimated information. In the month that actual information becomes available respecting a previous month where estimated information was used, the bill for the month in which the actual information became available shall be adjusted to reflect the difference between the actual and estimated information as if such information related to such later month. Neither Company nor Customer shall be entitled to interest on any adjustment.

5.6      CORRECTIONS

         Notwithstanding any provision contained in this Tariff to the contrary, the correction of an error in a bill, other than in the case of a disputed bill, for Service rendered in a prior month shall be made to the bill for the month in which the error is discovered by adjusting the bill for such month to correct for the error as follows:

         (a) if the volume of gas, or any portion thereof, in respect of which the correction relates was in excess of the Receipt Point Contract Demand Quantity or Export Delivery Point Contract Demand Quantity, as the case may be, applicable at the time the Service was provided, the correction shall be made in respect of such volume or portion thereof in the month in which bill is corrected in accordance with the appropriate provision of this Tariff in effect at the time that the error was made regarding the charge applicable to over-run gas: and





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 150

         (b) if the volume of gas, or any portion thereof, in respect of which the correction relates was not in excess of the Receipt Point Contract Demand Quantity, or Export Delivery Point Contract Demand Quantity, as the case may be, applicable at the time the Service was provided, the correction shall be made in respect of such volume or portion thereof in the month in which the bill is corrected in accordance with the appropriate provision of this Tariff in effect at the time the error was made regarding the charge applicable to the relevant Service.

5.7      DISPUTED BILLS

5.7.1 In the event Customer disputes any part of a bill, Customer shall nevertheless pay to Company the full amount of the bill when payment is due.

5.7.2 In the event Customer fails to pay the full amount of any bill within thirty (30) days after payment is due, Company, in addition to any other remedy it may have, may suspend receipt and delivery of gas until full payment is made. Such suspension shall not relieve Customer from any obligation to pay any minimum charge, demand charge, basic charge, Surcharge or any other charge payable to Company.

5.7.3 In the event that it is finally determined that Customer's monthly bill was incorrect and that an overpayment has been made, Company shall make reimbursement of such overpayment. Company shall pay interest on the overpayment to Customer commencing with date such overpayment was made and continuing until the date reimbursement is actually made. The rate of interest shall be calculated and adjusted in the manner provided for in paragraph 5.4 of these General Terms and Conditions except that the initial rate of interest shall be the rate of interest which is two (2) percent over and above the Prime Rate in effect on the first day of the quarter during which the overpayment is made.





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 151

6.0      POSSESSION AND CONTROL

6.1      CONTROL

         Gas received by Company for transportation shall be deemed to be in the custody and under the control of Company from the time it is received into the Facilities until it is delivered out of the Facilities.

6.2      WARRANTY

         Customer warrants and represents it has the right to tender and have transported all gas delivered to Company.





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 152

7.0      PRESSURES OF GAS

7.1      THE PRESSURE OF GAS AT RECEIPT POINTS

         The pressure of gas tendered by Customer to Company at any Receipt Point shall be the pressure, up to the Maximum Receipt Pressure, that Company requires such gas to be tendered, from time to time, at that Receipt Point.

7.2      PRESSURE PROTECTION

         Customer shall provide or cause to be provided suitable pressure relief devices, or pressure limiting devices, to protect the Facilities as may be necessary to ensure that the pressure of gas delivered by Customer to Company at any Receipt Point will not exceed one hundred ten (110%) percent of the Maximum Receipt Pressure.

7.3      THE PRESSURE OF GAS AT DELIVERY POINTS

         The pressure of gas delivered by Company at any Delivery Point shall be the pressure available from the Facilities at that Delivery Point, provided that such pressure shall not exceed the Maximum Delivery Pressure.





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 153

8.0      GAS USED, GAS LOST AND MEASUREMENT VARIANCE

8.1      COMPANY'S GAS REQUIREMENTS

         Company may, at its option, either:

         (a) take from all Customers a volume of gas having an energy content equal to the aggregate energy content of any or all Gas Used, Gas Lost and Measurement Variance for any period; or

         (b) arrange with a Customer or Customers or any other Persons to take and pay for a volume of gas having an energy content equal to the aggregate energy content of any or all Gas Used, Gas Lost and Measurement Variance for any period.

8.2      ALLOCATION OF GAS TAKEN

         If Company in any period exercises its option to take a volume of gas as provided for in paragraph 8.1 (a), each Customer's share of the volume of such gas taken in such period will be a volume equal to the product of the volume of such gas taken in such period and a fraction the numerator of which shall be the energy content of the aggregate volume of gas received by Company from Customer in such period at all of Customer's Receipt Points and the denominator of which shall be the energy content of the aggregate volume of gas received by Company from all Customers in such period at all Receipt Points.

         For billing purposes under Rate Schedule FS, IT-1 and IT-2, Customer's share of the volume of gas taken, determined in accordance with this paragraph 8.2, shall be allocated to such Customer's Service under each of Rate Schedule FS, IT-1 and IT-2 in the same proportion that the aggregate volume of gas received from such Customer under Service Agreements, for Service rendered to such Customer under Rate Schedules FS, IT-1 and





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 154

         IT-2, was allocated for billing purposes to such Customer under each such Rate Schedule is to the aggregate volume of gas received from such Customer under Service Agreements for Service rendered under Rate Schedules FS, IT-1 and IT-2.

8.3      COST OF GAS TAKEN AND PAID FOR

         If Company in any period exercises its option to take and pay for gas as provided for in paragraph 8.1 (b), Company shall include the cost of such gas in the calculation of the Total Cost of Service.

8.4      GAS RECEIVED FROM STORAGE FACILITIES

         Notwithstanding anything contained in this Article 8, any gas received into the Facilities from a gas storage facility that was previously delivered into the gas storage facility through the Facilities shall not be included in any calculation, and shall not be taken into account in any allocation, of Company's gas requirements.





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 155

9.0      DELIVERY OBLIGATION

9.1 Subject to paragraph 9.2, Company's delivery obligation for any period where Company has exercised its option as provided for in paragraph
         8.1 (a), shall be to deliver to Customer at all of Customer's Delivery Points the volume of gas which has the aggregate energy content of the aggregate volume of gas Company determines was received from Customer in such period at all of Customer's Receipt Points, less Customer's share as determined under paragraph 8.2, and Company's delivery obligation, for any period where Company has exercised its option to purchase gas as provided for in paragraph 8.1 (b), shall be to deliver to Customer at all of Customer's Delivery Points the volume of gas which has the aggregate energy content of all gas received from Customer, other than gas taken from such Customer and paid for pursuant to paragraph 8.1 (b), in such period at all of Customer's Receipt Points.

9.2 Due to variations in operating conditions, the aggregate daily and monthly volumes of gas delivered to Customer at all of Customer's Delivery Points, adjusted as provided for in paragraph 9.1, will differ from the aggregate of the corresponding daily and monthly volumes of gas received from Customer. Customer and Company shall co-operate to keep such differences to the minimum permitted by operating conditions and to balance out such differences as soon as practicable.

9.3 Company may enter into agreements and other operating arrangements with any operator ("downstream operator") of a downstream pipeline facility interconnecting with the Facilities respecting the balancing of gas quantities to be delivered by Company and to be received by the downstream operator on any Day at the interconnection of the downstream facility and the Facilities (the "interconnection point"), including agreements and operating arrangements providing that for any Day a quantity of gas nominated by a Customer for delivery at the interconnection point may be deemed to have been delivered by Company and received by the downstream operator regardless of the actual flow of gas at the interconnection point on the Day.





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 156

9.4 The gas delivered by Company to Customer at any of Customer's Delivery Points shall have the energy content and quality that results from the gas having been transported and commingled in the Facilities.

9.5 Each Customer receiving Service is responsible for ensuring that their Customer Inventory is at all times at a zero balance. If Company determines that the Customer Inventory for any Customer is other than at a zero balance, Company may, upon notice, suspend all, or any portion of, Service to Customer until Customer brings its Customer Inventory to a zero balance, provided however that no such suspension shall relieve Customer of its obligation to pay any minimum charge, demand charge, basic charge, Surcharge or any other amount payable to Company.

9.6 Company may from time to time establish procedures respecting (i) the obtaining of data and information from any Person operating facilities upstream or downstream of any of the Facilities, (ii) the allocation among Company's Customers, on a daily or other basis, of gas volumes received into and delivered out of the Facilities, (iii) the revision of any allocation of gas volumes provided to Company in respect of any prior period and the reallocation of such volumes among Company's Customers, (iv) any request for Service from a Customer who fails to balance, within criteria and parameters established by Company from time to time, the flow of its gas into the Facilities with the flow of its gas out of the Facilities and (v) the suspension of all, or any portion of, Service to any Customer whose Customer Inventory is other than at a zero balance.

9.7 Company shall be obligated to provide only such Service as can be provided through Company's operation of the existing Facilities pursuant to the terms and conditions of the Tariff.

9.8 All deliveries of gas to Company at a Receipt Point shall be made in uniform hourly quantities to the extent practicable.





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 157

10.0     FINANCIAL INFORMATION AND SECURITY

10.1     FINANCIAL INFORMATION

         Customer shall provide Company with any financial information Company reasonably requests prior to Company providing Service in order that Company may establish Customer's credit worthiness.

10.2     SECURITY FOR PERFORMANCE OF OBLIGATIONS

         Company may request that Customer at any time and from time to time provide Company with a performance bond, irrevocable letter of credit or other security acceptable to Company (the "security") in an amount and in form and substance satisfactory to Company. If Customer fails to provide such security to Company within ten (10) days of Company's request, Company may at its option immediately suspend any or all Service being or to be provided to Customer provided however that any such suspension shall not relieve Customer from any obligation to pay any minimum charge, demand charge, basic charge, Surcharge or any other charge payable to Company.





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 158

11.0     INTERRUPTIONS AND CURTAILMENTS

11.1     Provided that Company shall have given Customer at least forty-eight
         (48) hours notice, Company may interrupt, curtail or reduce Service for such periods of time as it may reasonably require for the purpose of effecting any repairs, maintenance, replacement or upgrading or other work related to the Facilities.

11.2 Notwithstanding paragraph 11.1, in the event of unforeseen circumstances Company may interrupt, curtail or reduce Service for such periods of time as it may reasonably require without giving Customer the notice provided for in paragraph 11.1 provided that Company shall give notice of such interruption, curtailment or reduction as soon as is reasonably possible.

11.3 Customer and Company shall give each other as much notice as is reasonably possible in the circumstances of expected temporary changes in the rates of delivery or receipt of gas, pressures or other operating conditions, together with the expected duration and the reason for such expected temporary changes.

11.4 During periods of interruption and curtailment Company may firstly reduce all Service under Rate Schedule IT-2 to nil, secondly reduce all Service under Rate Schedule IT-1 to nil and thirdly prorate all Service under Rate Schedule FS.

11.5 Notwithstanding any other provision herein, Customer agrees and acknowledges that any interruption and curtailment shall not under any circumstances suspend or relieve Customer from the obligation to pay any minimum bill, demand charge, basic charge, Surcharge or any other amount payable to Company.





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 159

12.0     FORCE MAJEURE

12.1 In the event that either Company or Customer is rendered unable by reason of force majeure to perform in whole or in part any covenant or obligation set forth in any Rate Schedule, any Service Agreement or these General Terms and Conditions, the performance of such covenant or obligation shall be suspended during the continuance of such force majeure, except as provided for in paragraph 12.3, upon the following terms and conditions:

         (a) the party claiming suspension shall give written notice to the other party specifying full particulars of such force majeure as soon as is reasonably possible;

         (b) the party claiming suspension shall as far as possible remedy such force majeure as soon as is reasonably possible; and

         (c) the party claiming suspension shall give written notice to the other party as soon as is reasonably possible after such force majeure has been remedied.

12.2 For the purposes of these General Terms and Conditions, the term "force majeure" shall mean any cause not reasonably within the control of the party claiming suspension which by the exercise of due diligence such party is unable to prevent or overcome, including but without limiting the generality of the foregoing:

         (a) lightning, storms, earthquakes, landslides, floods, washouts, and other acts of God;

         (b) fires, explosions, ruptures, breakages of or accidents to the Facilities;

         (c) freezing of pipelines or wells, hydrate obstructions of pipelines or appurtenances thereto, temporary failure of gas supply;





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
[NOVA LOGO]                                                             Page 160

         (d) shortages of necessary labour, strikes, lockouts or other industrial disturbances;

         (e) civil disturbances, sabotage, acts of public enemies, war, blockades, insurrections, vandalism, riots, epidemics;

         (f)     arrests and restraints of governments and people;

         (g)     the order of any court, government body or regulatory body;

         (h) inability to obtain or curtailment of supplies of electric power, water, fuel or other utilities or services;

         (i) inability to obtain or curtailment of supplies of any other materials or equipment;

         (j) inability to obtain or revocation or amendment of any permit, licence, certificate or authorization of any governmental or regulatory body, unless the revocation or amendment of such permit, licence, certificate or authorization was caused by the violation of the terms thereof or consented to by the party holding the same;

         (k) the failure for any reason of a supplier of gas to Customer or a purchaser of gas from Customer to supply and deliver gas to Customer or to purchase and take delivery of gas from Customer;

         (l) any claim by any third party that any covenant or obligation of such third party is suspended by reason of force majeure, including without limiting the generality of the foregoing any such claim by any transporter of gas to, from or for Company or Customer; and





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 161

         (m) any other cause, whether herein enumerated or otherwise, not reasonably within the control of the party claiming suspension which by the exercise of due diligence such party is unable to prevent or overcome.

12.3 Notwithstanding any other provision herein, Customer acknowledges and agrees that the occurrence of an event of force majeure shall not under any circumstances suspend or relieve Customer from the obligation to pay any minimum charge, demand charge, basic charge, Surcharge or any other amount payable to Company.

12.4 Notwithstanding any other provision herein, Company and Customer agree that a lack of funds or other financial cause shall not under any circumstances be an event of force majeure.

12.5 Notwithstanding any other provision herein, Company and Customer agree that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the party involved.

12.6 In the event that the provision of Service is curtailed or interrupted by reason of force majeure, Company may during the continuance of such force majeure provide such Service as it deems appropriate.





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 162

13.0     INDEMNIFICATION

13.1 Customer shall be liable for and shall indemnify and save harmless Company from and against any and all claims, demands, suits, actions, damages, costs, losses and expenses of whatsoever nature arising out of or in any way connected, either directly or indirectly, with any act, omission or default arising out of the negligence of Customer.

13.2 Company shall be liable for and shall indemnify and save harmless Customer from and against any and all claims, demands, suits, actions, damages, costs, losses and expenses of whatsoever nature arising out of or in any way connected, either directly or indirectly, with any act, omission or default arising out of the negligence of Company.

13.3     Notwithstanding the provisions of paragraphs 13.1 and 13.2:

         (a) Company and Customer shall have no liability for, nor obligation to indemnify and save harmless the other from, any claim, demand, suit, action, damage, cost, loss or expense which was not reasonably foreseeable at the time of the act, omission or default;

         (b) Company shall have no liability to Customer, nor obligation to indemnify and save harmless Customer, in respect of Company's failure for any reason whatsoever, other than Company's wilful default, to provide Service pursuant to the provisions of Customer's Service Agreement; and

         (c) The failure by Company for any reason whatsoever to receive gas from Customer or deliver gas to Customer shall not suspend or relieve Customer from the obligation to pay any minimum bill, demand charge, basic charge, Surcharge or any other amount payable to Company.





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 163

14.0     EXCHANGE OF INFORMATION

14.1 Company and Customer shall make available, on request by either made to the other, certificates, estimates and information as shall be in their possession, and as shall be reasonably required by the other.

14.2 Notwithstanding paragraph 14.1, Customer shall furnish Company with such estimated daily, monthly and annual volumes as Company may require, with respect to any Service provided or to be provided, together with any data that Company may require in order to design, operate and construct facilities to meet Customer's requirements.





                                                Effective Date: November 1, 1993

[NOVA LOGO]                                                             Page 164

15.0     MISCELLANEOUS PROVISIONS

15.1     EFFECT OF HEADINGS

         The headings used throughout the Rate Schedules, the Service Agreements, and these General Terms and Conditions are inserted for reference purposes only and are not to be considered or taken into account in construing any terms or provision nor be deemed in any way to qualify, modify or explain any term or provision.

15.2     WORDS IN SINGULAR OR PLURAL

         In the interpretation of the Rate Schedules, the Service Agreements, and these General Terms and Conditions words in the singular shall be read and construed in the plural and words in the plural shall be read and construed in the singular where the context so requires.

15.3     PRESERVATION OF RIGHTS AND AUTHORITY UNDER THE ACT

         Notwithstanding any of the provisions of the Rate Schedules, the Service Agreements, and these General Terms and Conditions, Company and Customer reserve all their respective rights and authorities under the Act.

15.4     INTERPRETATION

         The interpretation of the Rate Schedules, the Service Agreements, and these General Terms and Conditions shall be in accordance with the laws in force in the Province of Alberta.





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
[NOVA LOGO]                                                             Page 165

15.5     ASSIGNMENT

         Customer shall not assign any Service Agreement, Schedule of Service or any Service without the prior written consent of Company.

15.6     NO INTEREST IN FACILITIES

         Customer does not acquire any right to, title to or interest in the Facilities or any part thereof nor does Company dedicate any portion of the Facilities to Service for any Customer.

15.7     FORBEARANCE

         Forbearance to enforce any provision of the Rate Schedules, the Service Agreements or these General Terms and Conditions shall not be construed as a continuing forbearance to enforce any such provision.

15.8     INCONSISTENCY

         In the event that there is any inconsistency between any provision of these General Terms and Conditions and any provision of any Rate Schedule the provision of the Rate Schedule shall prevail.

15.9     AMENDMENT OF SERVICE AGREEMENT

         No amendment or variation of any term, condition or provision of any Service Agreement shall be of any force or effect unless in writing and signed by Company.





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
[NOVA LOGO]                                                             Page 166

15.10    PRIORITY FOR NEW OR ADDITIONAL SERVICE

         Company may from time to time establish procedures respecting priority of entitlement for Customers seeking new or additional Service.

15.11    ESTABLISHMENT OF PROCEDURES AND PILOT PROJECTS

         Company may from time to time establish procedures, including procedures for carrying out and evaluating any pilot projects Company determines to be necessary or desirable, respecting or relating to or affecting any Service or any term, condition or provision contained within any Rate Schedule, Service Agreement or the General Terms and Conditions.





                                                Effective Date: November 1, 1993